Exhibit 10.64
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
AGREEMENT, dated as of November 21, 2013, between Marsh & McLennan Companies, Inc. (”MMC”) and J. Michael Bischoff, an employee of the Company (“Executive”). The terms of this Agreement are effective as of November 21, 2013.

R E C I T A L S:

This Agreement is entered into in consideration of the Executive’s continued employment by the Company as Chief Financial Officer, the Company’s execution of the November 21, 2013 Letter Agreement regarding his terms of employment, Executive’s eligibility for a discretionary bonus and other compensation as an employee of the Company, and Executive’s access to confidential information and trade secrets belonging to the Company. For the purposes of this Agreement, the term “Company” means MMC and/or any corporation, partnership, joint venture, limited liability company, or other entity in which MMC has a 10% or greater direct or indirect interest.

NOW, THEREFORE, the Company and Executive hereby agree to be bound by this Non-Competition and Non-Solicitation Agreement, as follows:

1.Confidential Information and Trade Secrets
(a)    Executive understands and acknowledges that as a senior executive and member of MMC’s Executive Committee, Executive will learn or have access to, or may assist in the development of, highly confidential and sensitive information and trade secrets about the Company, its operations and its clients, and that providing its clients with appropriate assurances that their confidences will be protected is crucial to the Company’s ability to obtain clients, maintain good client relations, and conform to contractual obligations. Such Confidential Information and Trade Secrets include but are not limited to: (i) financial and business information relating to the Company, such as information with respect to costs, commissions, fees, profits, sales, markets, mailing lists, strategies and plans for future business, new business, product or other development, potential acquisitions or divestitures, and new marketing ideas; (ii) product and technical information relating to the Company, such as product concepts and structures, new and innovative product ideas, methods, procedures, devices, machines, equipment, data processing programs, software, software codes, computer models, and research and development projects; (iii) client information, such as the identity of the Company’s clients, the names of representatives of the Company’s clients responsible for entering into contracts with the Company, the amounts paid by such clients to the Company, specific client needs and requirements, specific client characteristics related to the provision of services by the Company, client consulting needs and information about the consulting services provided or planned by the Company to serve such clients, client insurance policy information, information regarding the markets or sources with which insurance is placed, and leads and referrals to prospective clients; (iv) personnel information, such as the identity and number of the Company’s other employees and officers, their salaries, bonuses, benefits, skills, qualifications, and abilities; (v) any and all information in whatever form relating to any client or prospective client of the Company, including but not limited to, its business, employees, operations, systems, assets, liabilities, finances, products, and marketing, selling and operating practices; (vi) any information not included in (i) or (ii) above which Executive knows or should know is subject to a restriction on disclosure or which Executive knows or should know is considered by the Company's clients or prospective clients to be confidential, sensitive, proprietary or a trade secret or is not readily available to the public; or (vii) intellectual property, including inventions and copyrightable works. Confidential Information and Trade Secrets have actual or potential value because they are not generally known or available to the general public, but have been developed, compiled or acquired by the Company at its effort and expense and through the use of the Company’s resources. Confidential Information and Trade Secrets can be in any form, including but not limited to: oral, written or machine readable, including electronic files.
(b)    Executive acknowledges and agrees that the Company is engaged in highly competitive businesses and that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information and Trade Secrets which were developed, compiled and acquired by the Company at its effort and expense and through the use of the Company’s resources. Executive further acknowledges and agrees that any disclosing, divulging, revealing, or using of any of the Confidential Information and Trade Secrets, other than in connection with the Company’s business or as specifically authorized by the Company, will be highly detrimental to the Company and cause it to suffer serious loss of business and pecuniary damage and loss of goodwill.
(c)    At all times prior to and following Executive’s termination of employment, Executive shall not disclose to anyone or make use of any Confidential Information and Trade Secrets of the Company, which for the purposes of this Agreement, including such trade secret or proprietary or confidential information of any client, prospective client or other entity to which the Company owes an obligation not to disclose such information, which Executive acquires during Executive’s employment with the Company, including but not limited to records kept in the ordinary course of business except: (i) as such disclosure or use may be required or appropriate in connection with Executive’s work as an employee of the Company or any affiliate; (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information (but only to the extent required by such requirement or order); or (iii) as to such confidential information that becomes generally known to the public or trade without the violation of this Agreement by Executive or by others under a duty of confidentiality to the Company.
(d)    Immediately upon the termination of employment with the Company for any reason or no reason, or at any time the Company so requests, Executive will return to the Company: (i) any originals and all copies of all files, notes, documents, slides (including transparencies), computer disks, hard drives, printouts, reports, lists of the Company’s clients or leads or referrals to prospective clients, and other media or property in Executive’s possession or control which contain or pertain to Confidential Information and Trade Secrets and will cooperate with the Company in arranging to remove any electronic copies of such information from personal digital storage devices which Executive uses; and (ii) all property of the Company, including but not limited to supplies, keys, access devices, books, identification cards, computers, telephones and other equipment. Executive agrees that upon completion of the obligations set forth in this subparagraph and if requested by the Company, Executive will execute a statement in a form provided by the Company declaring that he has retained no property of the Company or materials containing Confidential Information and Trade Secrets nor has he supplied the same to any person, except as required to carry out his duties as an employee of the Company.

2.    Assignment of Rights to Intellectual Property; Ownership of Copyrightable Works
(a)    Executive agrees to assign and hereby does assign to the Company all Executive’s present and future right, title and interest in and to any intellectual property conceived, discovered, reduced to practice and/or made by Executive during the period of time that Executive is employed by the Company (whether before, on or after the date of this Agreement), whether such intellectual property was conceived, discovered and/or reduced to practice and/or made by Executive solely or jointly with others, on or off the premises of the Company’s business, or during or after working hours, if such intellectual property: (i) was conceived, discovered, reduced to practice and/or made with the Company’s facilities, equipment, supplies, confidential information, trade secrets or intellectual property; or (ii) relates to the Company’s current, or demonstrably anticipated or potential business activities, work or research; or (iii) results from work done or to be done by Executive or under Executive’s direction, alone or jointly, for the Company (“Intellectual Property”). Executive further acknowledges and agrees that such Intellectual Property as referred to herein belongs to the Company and that the Company may, in its sole discretion, keep such Intellectual Property and/or processes pertaining thereto, whether patentable or copyrightable or not, as trade secrets and make all decisions regarding whether and how to use such Intellectual Property and/or processes. Executive further agrees not to use or seek any commercial exploitation of or otherwise use any Intellectual Property transferred to the Company or required to be assigned under this Agreement for personal use.
(b)    Executive acknowledges, agrees and intends that all copyrightable works Executive creates during the period of time that Executive is employed by the Company (whether before, on or after the date of this Agreement) and within the scope of Executive’s employment shall be considered to be “works made for hire” as defined under the U.S. Copyright Act, 17 U.S.C. §§ 101 et seq. (“Copyrightable Works”). Executive also acknowledges, agrees and intends that the Company will be deemed the author of all such works made for hire and the owner of all of the rights comprised in the copyright of such works. To the extent that any Copyrightable Works Executive creates within the scope of Executive’s employment or using the resources of the Company do not fully qualify as works made for hire, Executive agrees to assign and hereby does assign all such Copyrightable Works to the Company, including the right to sue for past, present, or future infringement.
(c)    Executive agrees to: (i) promptly disclose such Intellectual Property and Copyrightable Works to the Company; (ii) assign to the Company, without additional compensation, the entire rights to Intellectual Property and Copyrightable Works for the United States and all foreign countries; (iii) execute all documents, certifications, and all other papers and do all acts necessary to carry out the above, including enabling the Company to file and prosecute applications for, acquire, ascertain and enforce in all countries, letters patent, trademark registrations and/or copyrights covering or otherwise relating to Intellectual Property and Copyrightable Works and to enable the Company to protect its proprietary interests therein; and (iv) give testimony in any action or proceeding to enforce rights in the Intellectual Property and Copyrightable Works.
(d)    In the event the Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document needed in connection with the actions specified in this Section 2, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, to act for and on Executive’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Executive. Executive hereby assigns to the Company any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any proprietary rights assigned or transferred hereunder to the Company.
(e)    Executive understands and agrees: (i) no license or conveyance of any rights or warranty to Executive is granted or implied by the Company furnishing or disclosing any Intellectual Property or Copyrightable Works to Executive; and (ii) the Company shall retain whatever ownership and other proprietary rights it otherwise has in all Intellectual Property and Copyrightable Works.
3.    Non-Competition
(a)    Executive acknowledges and agrees that the Company is engaged in highly competitive businesses and that by virtue of Executive’s position and responsibilities with the Company and Executive’s access to Confidential Information and Trade Secrets, engaging in any business which is directly competitive with the Company will cause it great and irreparable harm.
(b)    Accordingly, both during Executive’s employment with the Company and during the twelve (12) month period following the cessation of Executive’s employment with the Company, whether voluntarily or involuntarily and for any reason, Executive shall not, without the express written consent of the Chief Executive Officer of the Company, directly or indirectly engage in any activity – whether as an employee, consultant, principal, member, agent, officer, director, partner or shareholder (except as a less than 1% shareholder of a publicly traded company) – that is competitive with any business of the Company and that is conducted by the Company as of the date of the termination of the Executive’s employment. For purposes of this Agreement, the Company’s “business” means the provision of services and/or products of the type provided by the Company including but not limited to risk management, risk consulting, insurance broking, alternative risk financing, and insurance program management services; reinsurance broking and consulting, and risk assessment analytics; talent, health, benefits, retirement and investment consulting and services; and management and economic consulting. In recognition of the international nature of the Company’s business, which includes the sale of its products and services globally, this restriction shall apply in all countries throughout the world where the Company does business as of the date of termination of Executive’s employment with the Company. This provision will not prohibit the Executive from being employed by an insurance or reinsurance carrier that is not engaged in activity that is competitive with any business of the Company.
4.    Non-Solicitation/Non-Servicing of Clients
(a)Executive acknowledges and agrees that solely by reason of employment by the Company, Executive has and will come into contact with and develop and maintain relationships with a significant number of the Company’s clients and prospective clients and has and will have access to Confidential Information and Trade Secrets relating thereto, including those regarding the Company’s clients, prospective clients and related information.
(b)    Consequently, during the twelve (12) month period following the cessation of Executive’s employment with the Company, whether voluntarily or involuntarily and for any reason, Executive shall not, without the express written consent of the Chief Executive Officer of the Company, directly or indirectly: (i) solicit clients or prospective clients of the Company for the purpose of selling or providing products or services of the type sold or provided by Executive while employed by the Company; (ii) induce clients or prospective clients of the Company to terminate, cancel, not renew, or not place business with the Company; (iii) perform or supervise the performance of services or provision of products of the type sold or provided by Executive while he was employed by the Company on behalf of any clients or prospective clients of the Company; or (iv) assist others to do the acts specified in Sections 4(b) (i)-(iii). This restriction shall apply only to those clients or prospective clients of the Company with whom Executive had contact or about whom Executive obtained Confidential Information and Trade Secrets during the last two (2) years of Executive’s employment with the Company. For the purposes of this Section 4, the term “contact” means interaction between Executive and the client which takes place to further the business relationship, or making (or assisting or supervising the performance or provision of) sales to or performing or providing (or assisting or supervising the performance or provision of) services or products for the client on behalf of the Company. For purposes of this Section 4, the term “contact” with respect to a “prospective” client means interaction between Executive and a potential client of the Company which takes place to obtain the business of the potential client on behalf of the Company. It shall not be a defense to a claim that this Section has been breached that Executive’s new employer or entity for which Executive is performing services has previously solicited or served the client.
5.    Non-Solicitation of Employees
Executive acknowledges and agrees that solely as a result of employment with the Company, and in light of the broad responsibilities of such employment, which include working with other employees of the Company, Executive has and will come into contact with and acquire Confidential Information and Trade Secrets regarding the Company’s other employees. Accordingly, during Executive’s employment with the Company and during the twelve (12) month period following the cessation of Executive’s employment with the Company or any affiliate, whether voluntarily or involuntarily and for any reason, Executive shall not, without the express written consent of the Chief Executive Officer of the Company, either on Executive’s own account or on behalf of any person, company, corporation, or other entity, directly or indirectly, solicit, or endeavor to cause any employee of the Company with whom Executive, during the last two (2) years of his employment with the Company, came into contact for the purpose of soliciting or servicing business or about whom Executive obtained Confidential Information and Trade Secrets, to leave employment with the Company.

6.    Enforcement
(a)    Executive acknowledges and agrees that the covenants contained in Sections 1, 2, 3, 4 and 5 of this Agreement are reasonable and necessary to protect the Confidential Information and Trade Secrets, business and goodwill of the Company and its subsidiaries. Executive further represents that his experience and capabilities are such that the provisions of this Agreement will not prevent him from earning a livelihood or cause undue hardship and that the covenants contained in Sections 1, 2, 3, 4 and 5 are reasonable in view of the benefits and consideration Executive has received or will receive from the Company.
(b)    In recognition of the fact that irreparable harm will result to the Company in the event of any breach or anticipatory breach of Section 1, 2, 3, 4 or 5 of this Agreement by Executive, or Executive’s claim in a declaratory judgment action that all or part of this Agreement is unenforceable, and that money damages may not provide adequate relief, the parties agree that the Company shall be entitled to the following particular forms of relief as a result of such breach, in addition to any remedies otherwise available to it at law or equity: (a) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach, and other equitable relief, and Executive hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (b) recovery of all reasonable sums and costs, including attorneys’ fees, expert witness fees, expenses and costs incurred by the Company to defend or enforce the provisions of this Agreement.
(c)    In the event the Company is required to enforce any of its rights contained in Section 4 through legal proceedings, the parties acknowledge that it may be difficult or impossible to ascertain the precise amount of damages or lost profits incurred by the Company. Therefore, in the event of any breach by Executive of Section 4 of this Agreement, in addition to any other relief available to the Company at law or in equity, Executive agrees that the damages for each client lost in whole or in part by the Company as a result of Executive’s breach shall be two hundred percent (200%) of the gross commissions and fees received by the Company from such client during the twelve (12) months preceding the cessation of Executive’s employment. In arriving at this calculation, Executive agrees that the Company and Executive have considered the following factors: (i) the value of the clients; (ii) the business of the Company; (iii) the type and quality of the clients; (iv) the substantial amount of time, effort and expense incurred by the Company in acquiring, developing and maintaining the clients; (v) the number of years the Company typically retains such clients; (vi) the profitability of renewal business; and (vii) various other factors relating to the relationship between the Company and the clients. Executive further agrees that Executive shall be obligated to reimburse the Company for all reasonable costs, expenses and counsel fees incurred by the Company in connection with the enforcement of its rights hereunder.
(d)    The restrictive periods set forth in this Agreement (including those set forth in Sections 3, 4 and 5 hereof) shall not expire and shall be tolled during any period in which Executive is in violation of such restrictive periods, and therefore such restrictive periods shall be extended for a period equal to the duration of any violations thereof by Executive.
7.    Employment At-Will
Executive understands that this Agreement does not constitute a contract of employment and does not promise or imply that his employment will continue for any period of time. Unless otherwise agreed to under any employment agreement between Executive and the Company whether executed prior to this Agreement or at any time hereafter, employment with the Company is “at will” and may be terminated either by Executive or the Company at any time, with or without cause, and with or without notice.
8.    Miscellaneous
(a)    Governing Law; Choice of Forum. The parties acknowledge that MMC and its operating companies are headquartered in New York, that senior members of the leadership team of the Company are based in New York, and that breach of this Agreement will cause injury in New York. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions. The parties, being desirous of having any disputes resolved in a forum having a substantial body of law and experience with the matters contained herein, agree that any action or proceeding with respect to this Agreement and Executive’s employment shall be brought exclusively in the Civil Court of the City of New York, New York County, or in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and the parties agree to the jurisdiction thereof. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in the said court(s), and further irrevocably waive any claim they may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum. Executive recognizes that, should any dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of Confidential Information and Trade Secrets may be jeopardized. Consequently, Executive agrees that all issues of fact shall be severed for trial without a jury.
(b)    Severability. The parties agree they have attempted to limit the scope of the post-employment restrictions contained herein to the extent necessary to protect Confidential Information and Trade Secrets, client relationships and goodwill. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable laws and public policies. Accordingly, if any particular portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such invalid portion, and reformed to the extent valid and enforceable. Such deletion and reformation shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.
(c)    Modification; Agreement to Enter into Additional Agreements. No modification of this Agreement shall be valid unless made in a written or electronic instrument signed by both parties hereto, wherein specific reference is made to this Agreement. Should Executive move to a different state or jurisdiction while employed by the Company or upon written request of the Company, Executive agrees to sign, without further consideration, upon direction by the Company, such further writings to effectuate the provisions of this Agreement as necessary to comply with applicable law. Executive’s failure to sign such additional agreements shall constitute a breach of this Agreement.
(d)    Non-Waiver. The failure of either the Company or Executive, whether purposeful or otherwise, to exercise in any instance any right, power, or privilege under this Agreement or under law shall not constitute a waiver of the same or any other right, power, or privilege in any other instance. Any waiver by the Company or by Executive must be in a written or electronic instrument signed by either Executive, if Executive is seeking to waive any of his rights under this Agreement, or by the Chief Executive Officer of the Company, if the Company is seeking to waive any of its rights under this Agreement.
(e)    Binding Effect. This Agreement shall be binding upon Executive, Executive’s heirs, executors and administrators, and upon the Company, and its affiliates, successors and assigns, and shall inure to the benefit of the Company and its affiliates, successors and assigns. This Agreement may not be assigned by Executive. This Agreement may be enforced by the Company and its affiliates, successors and assigns.
(f)    Other Agreements. This Agreement contains the entire agreement between Executive and the Company with respect to non-competition and non-solicitation restrictions, and supersedes and terminates any and all previous such agreements and understandings between Executive and the Company, whether written or oral, with respect to noncompetition or nonsolicitation restrictions. If the non-competition and non-solicitation restrictions contained in this Agreement are ruled invalid for any reason by a court of competent jurisdiction, then the non-competition and non-solicitation restrictions contained in any and all previous agreements shall be revived. The obligations under this Agreement also shall survive any changes made in the future to the employment terms of Executive, including but not limited to changes in salary, benefits, bonus plans, job title and job responsibilities.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove set forth.

/s/ Daniel S. Glaser                        /s/ J. Michael Bischoff
Daniel S. Glaser                        J. Michael Bischoff
President and Chief Executive Officer
Marsh & McLennan Companies, Inc.